2016 First Quarter Results Exhibit 3

This presentation contains forward-looking statements within the meaning of the U.S. federal securities laws. CEMEX, S.A.B. de C.V. and its direct and indirect subsidiaries (“CEMEX”) intends, but are not limited to, these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend” or other similar words. These forward-looking statements reflect CEMEX’s current expectations and projections about future events based on CEMEX’s knowledge of present facts and circumstances and assumptions about future events. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from CEMEX’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CEMEX or its subsidiaries, include, but are not limited to, the cyclical activity of the construction sector; CEMEX’s exposure to other sectors that impact CEMEX’s business, such as the energy sector; competition; general political, economic and business conditions in the markets in which CEMEX operates; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations; CEMEX’s ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern CEMEX’s senior secured notes and CEMEX’s other debt instruments; expected refinancing of existing indebtedness; the impact of CEMEX’s below investment grade debt rating on CEMEX’s cost of capital; CEMEX’s ability to consummate asset sales, fully integrate newly acquired businesses, achieve cost-savings from CEMEX’s cost-reduction initiatives and implement CEMEX’s global pricing initiatives for CEMEX’s products; the increasing reliance on information technology infrastructure for CEMEX’s invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; weather conditions; natural disasters and other unforeseen events; and the other risks and uncertainties described in CEMEX’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CEMEX’s business. The information contained in these presentations is subject to change without notice, and CEMEX is not obligated to publicly update or revise forward-looking statements. Readers should review future reports filed by CEMEX with the U.S. Securities and Exchange Commission. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CEMEX’s prices for CEMEX’s products. UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE Copyright CEMEX, S.A.B. de C.V. and its subsidiaries

Consolidated prices for our three core products higher both sequentially and on a year-over-year basis Favorable prices resulted in a 3% growth in like-to-like sales During the quarter, operating EBITDA increased by 12% on a like-to-like basis mainly due to higher contributions from all our regions Operating EBITDA in U.S. dollar terms increased by 3%, despite appreciation of U.S. dollar Highest 1Q operating EBITDA since 2009 Operating EBITDA margin improved by 1.2pp; highest 1Q EBITDA margin since 2009 Improvement in operating EBITDA in U.S. dollar terms despite appreciation of U.S. dollar EBITDA variation 583 565 -50 1Q16 632 -29 Variable cost & distr. -29 132 -7 1Q15 +12% +3% Millions of U.S. dollars 1Q16 l-t-l

Positive free cash flow generation and net income during the quarter



Free cash flow after maintenance capex variation
+289
-281
18
46
18
85
104
18
8
FCF 1Q15
EBITDA
Fin. exp.
Maint. CAPEX
WC
Taxes
Other
FCF 1Q16

- First positive **free cash flow after maintenance capex** in a first quarter since 2009
- **Higher free cash flow driven by initiatives** to improve working capital investment, lower interest expenses and taxes
- **Controlling interest net income** of US$35 million, positive for the first time in a first quarter in 7 years

Millions of U.S. dollars

4

First Quarter 2016 Regional Highlights

Daily volumes of cement plus mortar were practically flat sequentially and declined by 10% on a year-over-year basis Price increases at beginning of year temporarily affected market position in January; as of March, market position back to year-end levels Cement prices in local-currency terms increased 8% sequentially and 18% on a year-over-year basis In the formal residential sector, commercial banks—which represent about 45% of total investment—keep supporting this sector The industrial-and-commercial sector continues to be supported by strong commercial indicators, including retail sales Mexico l-t-l l-t-l % var % var Net Sales 633 766 (17%) (2%) 633 766 (17%) (2%) Op. EBITDA 227 262 (13%) 2% 227 262 (13%) 2% as % net sales 35.9% 34.2% 1.7pp 35.9% 34.2% 1.7pp Millions of U.S. dollars 1Q16 1Q15 % var 3M16 3M15 % var 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement (13%) (13%) (7%) Ready mix (18%) (18%) (8%) Aggregates (15%) (15%) (6%) Volume 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 18% 18% 8% Ready mix 8% 8% 2% Aggregates 5% 5% 2% Price (LC)

Higher volumes for our three core products during the quarter, on a year-over-year basis; growth due to a pickup in residential and infrastructure activity, as well as good weather in most of our portfolio Higher prices sequentially for cement and aggregates, while stable for ready mix Highest 1Q EBITDA margin since 2008 Housing starts increased 15% year-to-date March driven by job creation, household formation, and low inventories On the infrastructure sector, highway-and-bridge spending increased in the first two months of the year; passage of the Federal Highway Bill in December may have increased spending by states of their own transportation funds United States 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 4% 4% 3% Ready mix 2% 2% 0% Aggregates 0% 0% 1% Price (LC) 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 8% 8% (8%) Ready mix 5% 5% (3%) Aggregates 6% 6% (0%) Volume l-t-l l-t-l % var % var Net Sales 920 868 6% 6% 920 868 6% 6% Op. EBITDA 109 64 71% 71% 109 64 71% 71% as % net sales 11.8% 7.4% 4.4pp 11.8% 7.4% 4.4pp Millions of U.S. dollars 1Q16 1Q15 % var 3M16 3M15 % var

Operating EBITDA margin expansion of 0.7pp During the quarter, higher regional cement volumes mainly due to increases in Colombia, the Dominican Republic, Haiti, Nicaragua, and Guatemala, on a year-over-year basis Quarterly prices for our three core products in local-currency terms higher on a year-over-year basis In Colombia, we were able to strengthen our cement market position during the quarter while maintaining our pricing sequentially; daily cement sales improved by 10% while prices increased by 13% year-over-year In Panama, cement volumes declined by 21%, reflecting a high base of comparison last year, when the Panama Canal expansion project was still ongoing, as well as the end of some infrastructure projects South, Central America and the Caribbean 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 4% 4% 0% Ready mix 4% 4% 2% Aggregates 7% 7% 3% Volume-weighted, local-currency average prices Price (LC) 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 3% 3% 2% Ready mix (14%) (14%) (6%) Aggregates (14%) (14%) (9%) Volume

Sequential increase in regional prices for our three core products, in local-currency terms In the UK, the residential sector was the main driver of demand supported by economic growth, government-sponsored programs, and accelerating home prices In Spain, improvement in cement volumes driven by the residential sector, which benefited from favorable credit conditions, improved salaries and job creation, as well as pent-up housing demand In Germany, daily cement volumes during the quarter remained flat; the residential sector should continue to be favored by growing immigration, low mortgage interest rates, low unemployment and rising purchasing power In Poland, our cement volumes decline resulted from a high base of comparison in 1Q15 due to better weather conditions, as well as from the impact of the Easter holidays Europe 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 0% 0% (15%) Ready mix (2%) (2%) (17%) Aggregates 3% 3% (17%) Volume 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 1% 1% 4% Ready mix (1%) (1%) 3% Aggregates 1% 1% 10% Volume-weighted, local-currency average prices Price (LC)

Year-over-year increase in regional cement volume during the quarter reflects positive performance from our operations in the Philippines and Egypt Sequentially, regional prices for ready mix and aggregates were higher, while cement prices remained stable, in local-currency terms In the Philippines, the double-digit growth in cement volumes during the quarter continues to be driven by positive performance from all sectors In Egypt, volumes benefited from continued residential and infrastructure activity, as well as improved weather conditions Asia, Middle East and Africa 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement 10% 10% 5% Ready mix 1% 1% (7%) Aggregates 8% 8% (10%) Volume 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Cement (2%) (2%) 0% Ready mix 3% 3% 1% Aggregates 6% 6% 7% Volume-weighted, local-currency average prices Price (LC)

First Quarter 2016 1Q16 Results

Operating EBITDA increased by 12% on a like-to-like basis mainly due to higher contributions from all our regions Cost of sales, as a percentage of net sales, declined by 1.5pp during the quarter, reflecting our cost-reduction initiatives as well as lower energy costs Operating expenses, as a percentage of net sales, increased by 0.4pp during the quarter Operating EBITDA, cost of sales and operating expenses l-t-l l-t-l % var % var Net sales 3,198 3,313 (3%) 3% 3,198 3,313 (3%) 3% Operating EBITDA 583 565 3% 12% 583 565 3% 12% as % net sales 18.2% 17.0% 1.2pp 18.2% 17.0% 1.2pp Cost of sales 2,169 2,296 6% 2,169 2,296 6% as % net sales 67.8% 69.3% 1.5pp 67.8% 69.3% 1.5pp Operating expenses 671 682 2% 671 682 2% as % net sales 21.0% 20.6% (0.4pp) 21.0% 20.6% (0.4pp) 2016 2015 % var January - March First Quarter Millions of U.S. dollars 2016 2015 % var

Free cash flow Average working capital days 24 11 -13 Free cash flow during the quarter reached -US$35 from -US$357 million in 1Q15, an improvement of US$322 million

Other income statement items Other expenses, net, during the quarter resulted in an expense of US$15 million mainly due to severance payments Gain on financial instruments of US$22 million related mainly to CEMEX shares Controlling interest net income of US$35 million, versus a loss of US$149 million in 1Q15, mainly reflects higher operating earnings before other expenses, lower financial expenses, better results in financial instruments, higher equity in gain of associates, and lower income tax, partially offset by higher other expenses and a negative effect in foreign-exchange results Controlling interest net income (149) 35 Millions of U.S. dollars 1Q15 1Q16

Issuance in March of US$1 billion of 7.750% senior secured notes maturing in 2026. With the net proceeds of the issuance, we: Will fund full redemption during May of our 9.875% U.S.-dollar and euro senior secured notes maturing in 2019, and Intend to partially fund redemption during June of our 9.500% senior secured notes maturing in 2018 During the quarter, the remaining optional convertible subordinated notes due in March 15, 2016 were paid with cash-on-hand Debt-related information Total debt plus perpetuals variation Millions of U.S. dollars 15,327 15,999 134 386 117 35 1Q16 Other Cash balance FX FCF 4Q15 1Q16 pro forma1 Proceeds from notes1 996 15,003 1 Cash reserve of US$996 million created from proceeds of CEMEX S.A.B. de C.V.’s 7.750% Senior Secured Notes due 2026, issued on March 16. Pro-forma debt includes: (a) full redemption of CEMEX España Lux Branch’s U.S. dollars and EUR 9.875% Senior Secured Notes due 2019 of US$807 million in accordance with an irrevocable redemption notice sent to Administrative Agent on April 1, 2016 with payment date on May 3, 2016; (b) partial redemption of CEMEX S.A.B. de C.V.’s 9.500% Senior Secured Notes due 2018 of US$188 million to be called on May 2016 and paid on June 2016. . -324

CEMEX consolidated debt maturity profile 1 CEMEX has perpetual debentures totaling US$444 million 2 Convertible Subordinated Notes include only the debt component of US$1,133 million; total notional amount is about US$1,563 million Avg. life of debt: 5.3 years Total debt excluding perpetual notes1 as of March 31, 2016 US$ 15,555 million Millions of U.S. dollars 433 3,205 2,465 1,459 1,497 1,925 957 1,974 20 625 996 Fixed Income Other bank / WC debt / Certificados Bursátiles Convertible Subordinated Notes2 Credit Agreement

CEMEX consolidated debt maturity profile – pro forma1 Total debt excluding perpetual notes2 as of March 31, 2016 US$ 14,559 million Millions of U.S. dollars 433 2,276 1,459 1,497 1,925 957 1,974 20 625 996 2,397 1 Debt maturity profile presented on a pro forma basis assuming: (a) full redemption of CEMEX España Lux Branch’s U.S. dollars and EUR 9.875% Senior Secured Notes due 2019 of US$807 million in accordance with an irrevocable redemption notice sent to Administrative Agent on April 1, 2016 with payment date on May 3, 2016; (b) partial redemption of CEMEX S.A.B. de C.V.’s 9.500% Senior Secured Notes due 2018 of US$188 million to be called on May 2016 and paid on June 2016. ***Both payments funded with reserve created from proceeds of CEMEX S.A.B. de C.V.’s 7.750% Senior Secured Notes due 2026 of US$996 million, issued on March 16. 2 CEMEX has perpetual debentures totaling US$444 million 3 Convertible Subordinated Notes include only the debt component of US$1,133 million; total notional amount is about US$1,563 million Avg. life of debt: 5.5 years Fixed Income Other bank / WC debt / Certificados Bursátiles Convertible Subordinated Notes3 Credit Agreement

First Quarter 2016 2016 Outlook

2016 guidance 1 Including perpetual and convertible securities Consolidated volumes Cement: Low-single-digit growth Ready mix: Mid-single-digit growth Aggregates: Mid-single-digit growth Energy cost per ton of cement produced Decline of approximately 10% Capital expenditures US$430 million Maintenance CapEx US$220 million Strategic CapEx US$650 million Total CapEx Investment in working capital Reduction of US$50 to US$100 million Cash taxes Under US$350 million Cost of debt1 Reduction of US$100 million

2016 initiatives to further bolster our road to investment grade Initiatives Targets 2016 Cost and expense reductions US$150 million FCF initiatives US$400 – 450 million Total debt reduction US$0.5 – 1.0 billion 2016 & 2017 Asset divestments US$1.0 – 1.5 billion Total debt reduction Up to US$2 billion Cost and expense reductions include: Energy savings US$100 million Operating efficiencies US$50 million FCF initiatives include: Capex US$100 million Financial expense US$100 million Taxes US$150 million Working capital US$50-100 million

First Quarter 2016 Appendix

Highest first-quarter gray cement volumes since 2009 During the quarter, higher year-over-year cement volumes in the U.S. and the South, Central America and the Caribbean and Asia, Middle East and Africa regions Achieved record-high cement volumes during the quarter in Nicaragua and the Philippines, as well as record ready-mix volumes in Israel, the Dominican Republic and Haiti Quarterly increases in consolidated prices in local-currency terms for our three core products, on a like-to-like basis Consolidated volumes and prices 3M16 vs. 3M15 1Q16 vs. 1Q15 1Q16 vs. 4Q15 Volume (l-t-l 1 ) 0% 0% (5%) Price (USD) (3%) (3%) 1% Price (l-t-l 1 ) 6% 6% 4% Volume (l-t-l 1 ) (4%) (4%) (9%) Price (USD) (1%) (1%) 1% Price (l-t-l 1 ) 3% 3% 2% Volume (l-t-l 1 ) (0%) (0%) (9%) Price (USD) (0%) (0%) 4% Price (l-t-l 1 ) 3% 3% 5% 1 Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations Aggregates Domestic gray cement Ready mix

Additional information on debt and perpetual notes Euro 16% U.S. dollar 83% Mexican peso 1% Fixed 75% Variable 25% Currency denomination Interest rate Fourth Quarter 2016 2015 % var 2015 Total debt 1 15,555 16,250 (4%) 14,887 Short-term 0% 12% 3% Long-term 100% 88% 97% Perpetual notes 444 458 (3%) 440 Cash and cash equivalents 1,273 939 36% 887 Net debt plus perpetual notes 14,726 15,769 (7%) 14,441 Consolidated Funded Debt 2 / EBITDA 3 Interest coverage 3 4 2.68 2.44 2.61 First Quarter 1 Includes convertible notes and capital leases, in accordance with IFRS 2 Consolidated Funded Debt as of March 31, 2016 was US$13,791 million, in accordance with our contractual obligations under the Credit Agreement 3 EBITDA calculated in accordance with IFRS 4 Interest expense in accordance with our contractual obligations under the Credit Agreement Millions of U.S. dollars 5.17 5.11 5.21

Additional information on debt and perpetual notes Total debt2 by instrument 2016 % of total 2015 % of total 2015 % of total Credit Agreement 3,096 20% 2,996 18% 3,062 21% Other bank / WC Debt / CBs Fixed Income 11,115 71% 11,319 70% 10,136 68% Convertible Subordinated Notes Total Debt 2 15,555 16,250 14,887 Millions of U.S. dollars 1 Includes US$1,892 million of the Facilities Agreement 2 Includes convertible notes and capital leases, in accordance with IFRS Fourth Quarter First Quarter 10% 211 1% 203 1% 214 1% 1,133 7% 1,732 11% 1,474 1

1Q16 volume and price summary: Selected countries Volumes Prices (USD) Prices (LC) Volumes Prices (USD) Prices (LC) Volumes Prices (USD) Prices (LC) Mexico (13%) 0% 18% (18%) (9%) 8% (15%) (12%) 5% U.S. 8% 4% 4% 5% 2% 2% 6% 0% 0% Colombia 9% (11%) 13% (12%) (17%) 6% (18%) (9%) 16% Panama (21%) 5% 5% (14%) (6%) (6%) (12%) (1%) (1%) Costa Rica (16%) (4%) (4%) 5% 11% 12% 8% (9%) (8%) UK 6% (5%) 1% (4%) (5%) 1% 5% (6%) (0%) Spain 7% (3%) (3%) (2%) (3%) (3%) (4%) (10%) (10%) Germany (1%) 2% 0% (4%) 3% 1% (3%) 2% 0% Poland (6%) (9%) (5%) (8%) (4%) (0%) (14%) (2%) 2% France N/A N/A N/A 5% (4%) (5%) 7% (2%) (2%) Philippines 10% (2%) 4% N/A N/A N/A N/A N/A N/A Egypt 17% (17%) (11%) (6%) (3%) 4% (56%) 2% 9% 1Q16 vs. 1Q15 Domestic gray cement 1Q16 vs. 1Q15 Ready mix Aggregates 1Q16 vs. 1Q15

2016 expected outlook: Selected countries Domestic gray cement Ready mix Aggregates Volumes Volumes Volumes Consolidated low-single-digit growth mid-single-digit growth mid-single-digit growth Mexico mid-single-digit growth mid-single-digit growth high-single-digit growth United States mid-single-digit growth mid-single-digit growth mid-single-digit growth Colombia low to mid-single-digit growth high-single-digit growth high-single-digit growth Panama high-single-digit decline flat low-teens growth Costa Rica low-single-digit decline low-single-digit decline low-single-digit growth UK 4% 5% 2% Spain 10% (8%) 5% Germany 2% 5% 4% Poland 4% 10% 7% France N/A 1% 2% Egypt 3% 10% 14%

Definitions 3M16 / 3M15 Results for the first three months of the years 2016 and 2015, respectively Cement When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement) LC Local currency Like-to-like percentage variation (l-t-l % var) Percentage variations adjusted for investments/divestments and currency fluctuations Maintenance capital expenditures Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies Operating EBITDA Operating earnings before other expenses, net plus depreciation and operating amortization pp Percentage points Prices All references to pricing initiatives, price increases or decreases, refer to our prices for our products Strategic capital expenditures Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs

Contact information Stock Information NYSE (ADS): CX Mexican Stock Exchange: CEMEXCPO Ratio of CEMEXCPO to CX: 10 to 1 Investor Relations In the United States +1 877 7CX NYSE In Mexico +52 81 8888 4292 ir@cemex.com Calendar of Events July 27, 2016 Second quarter 2016 financial results conference call October 27, 2016 Third quarter 2016 financial results conference call